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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A
          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12 (G) OF THE SECURITIES EXCHANGE ACT OF 1934



                             JDN REALTY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                         ------------------------------

          MARYLAND                                    58-1468053
  (State of Incorporation                         (I.R.S. Employer
       or Organization)                          Identification No.)

                      359 EAST PACES FERRY ROAD, SUITE 400
                             ATLANTA, GEORGIA 30305
                    (Address of Principal Executive Offices)
                              --------------------

          If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

          If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

          Securities Act registration statement file number to which this form relates: 333-386111 (if applicable).

          Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name Of Each Exchange On Which Each
To Be So Registered                          Class Is To Be Registered:


9 3/8% Series A Cumulative Redeemable
Preferred Stock, par value $.01 per share
(liquidation preference $25 per share)       The New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable.
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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 9 3/8% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of JDN Realty Corporation, a Maryland corporation (the "Registrant"). The description of the Series A Preferred Stock to be registered hereunder is set forth under the caption "Description of Series A Preferred Stock" in the Registrant's Prospectus Supplement, dated September 10, 1998, with respect to the Series A Preferred Stock, filed pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-38611) filed with the Commission on October 23, 1997, as amended, which description is incorporated herein by reference.

ITEM 2.           EXHIBITS.

         The Series A Preferred Stock is to be registered on The New York Stock Exchange, on which the common stock, par value $.01 per share, of the Registrant is registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this Registration
Statement:

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         3.1      Articles of Restatement of Registrant (incorporated by reference to
                  Exhibit 99.1 of Registrant's Current Report on Form 8-K, dated
                  November 7, 1996).

         3.2      Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 99.2 of Registrant's Current Report on Form 8-K,
                  dated November 7, 1996).

         4.1 Form of Articles Supplementary of the Registrant classifying the 9 3/8% Series A Cumulative Redeemable Preferred Stock.

         4.2 Form of the Registrant's 9 3/8% Series A Cumulative Redeemable Preferred Stock Certificate.

         4.3 Description of Preferred Stock (incorporated by reference to the description of Preferred Stock set forth under the caption "Description of Preferred Stock" in the Registrant's Prospectus, dated October 30, 1997, forming a part of the registration statement on Form S-3 (File No. 333-38611) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") on October 23,
                  1997).

         4.4 Description of Series A Preferred Stock (incorporated by reference to the description of Series A Preferred Stock set forth under the caption "Description of Series A Preferred Stock" in the Registrant's Prospectus Supplement, dated September 10, 1998, filed pursuant to Rule 424(b)(5) promulgated under the Act relating to the Registrant's registration statement on Form S-3 (No. 333-38611) filed with the Securities and Exchange Commission under the Act on October 23, 1997).
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             JDN REALTY CORPORATION



                                     By: /s/ J. Donald Nichols
                                         ---------------------------------------

                                     Name:  J. Donald Nichols
                                     Title: Chairman and Chief Executive Officer


Date: September 14, 1998







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                                  EXHIBIT INDEX

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
EXHIBIT NO.                                 DESCRIPTION
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
      3.1         Articles of Restatement of Registrant (incorporated by reference to
                  Exhibit 99.1 of Registrant's Current Report on Form 8-K, dated
                  November 7, 1996).

      3.2         Amended and Restated Bylaws of Registrant (incorporated by reference to
                  Exhibit 99.2 of Registrant's Current Report on Form 8-K dated
                  November 7, 1996).

      4.1 Form of Articles Supplementary of the Registrant classifying the 9 3/8% Series A Cumulative Redeemable Preferred Stock.

      4.2         Form of the Registrant's 9 3/8% Series A Cumulative Redeemable Preferred
                  Stock Certificate.

      4.3 Description of Preferred Stock (incorporated by reference to the description of Preferred Stock set forth under the caption "Description of Preferred Stock" in the Registrant's Prospectus, dated October 30, 1997, forming a part of the registration statement on Form S-3 (File No. 333-38611) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") on October 23,
                  1997).

      4.4 Description of Series A Preferred Stock (incorporated by reference to the description of Series A Preferred Stock set forth under the caption "Description of Series A Preferred Stock" in the Registrant's Prospectus Supplement, dated September 10, 1998, filed pursuant to Rule 424(b)(5) promulgated under the Act relating to the Registrant's registration statement on Form S-3 (No. 333-38611) filed with the Securities and Exchange Commission under the Act on October 23, 1997).
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